UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 8, 2002


                        FIRST COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


Indiana                            0-19618                      35-1833586
(State or other                  (Commission                  (IRS Employer
Jurisdiction of                  File Number)              Identification No.)
Incorporation)

                                136 East Harriman
                           Bargersville, IN 461064720
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (317) 422-5171

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.
         -----------------------------------------

     Registrant's press release dated October 8, 2002 disclosing financial condition and results of operations as of September 30, 2002 and for the 3 and 9 months then ended, attached hereto as Exhibit "A", is incorporated herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 8, 2002             FIRST COMMUNITY BANCSHARES, INC.


                                    By: /s/ Albert R. Jackson III
                                        ----------------------------------
                                        Albert R. Jackson III, President

                                   Exhibit "A"



FOR MORE INFORMATION CONTACT:
                                                 Albert R. "Jack" Jackson, III
                                                 (317) 882-5277
FOR IMMEDIATE RELEASE, October 08, 2002

                      FIRST COMMUNITY BANCSHARES, INC. AND
                      FIRST COMMUNITY BANK & TRUST ANNOUNCE
                              THIRD QUARTER RESULTS


Bargersville, IN ... First Community Bancshares, Inc. (OTCBB Symbol: FCYB) and its wholly owned subsidiary, First Community Bank & Trust, today reported third-quarter results for 2002. For the three months ended September 30, 2002, the Company earned $420,000 or .40 cents per basic share compared with $273,000 or .26 cents per basic share in the third quarter of 2001, a dollar increase of 53.8 percent. The third quarter of 2002 net income was up $147,000 or .14 cents per basic share over the third quarter of 2001, a per basic share increase of 53.8 percent.

For the nine months ending September 30, 2002, the Company earned $451,000 or ..43 cents per basic share compared with $664,000 or .64 cents per basic share for the nine months ended September 30, 2001, a decrease of $213,000 or 32.1 percent. Contributing to the decline in net income from 2001 to 2002 was a $790,000 provision for loan losses recorded in the second quarter of 2002 as compared to the provision of $69,000 recorded in the second quarter of 2001. The increased provision was for the commercial portfolio and was primarily necessary due to continued weakness in the general economy of the Indianapolis metro area and due to the charge off of two (2) loans. The Company believes the recovery of charged off loans is possible but that the recoveries may be over several quarters.

Between December 31, 2001 and September 30, 2002, the Company's loan portfolio increased from $126.1 million to $127.1 million, or .8 percent; total assets increased from $147.4 million to $149.3 million, or 1.3 percent; and total deposits increased from $117.7 million to $121.4 million, or 3.1 percent. Book value per share at September 30, 2002 was $10.05 as compared to $9.69 at September 30, 2001.

This news release contains forward-looking statements within the meaning of federal securities laws. Statements in this release that are not strictly historical are forward-looking and based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "expect," "believe," "will," and "hopeful" involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.

These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

First Community Bancshares is a bank holding company. Through its wholly owned subsidiary, First Community Bank & Trust, the Company offers an extensive line of banking services through branches in Bargersville, Franklin, Greenwood, Whiteland, Indianapolis, North Vernon, Edinburgh and Trafalgar, Indiana. First Community Bank & Trust also offers trust services through its Trust Department.



                                    - more -

FCBI Reports Third Quarter 2002
October 8, 2002
Page 2


                        First Community Bancshares, Inc.
                         Unaudited Financial Highlights
                      (In Thousands, except per share data)

                                                THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                      SEPT 30                                     SEP 30

                                               2002                2001                2002                   2001
                                               ----                ----                ----                   ----
Interest Income                              $2,506              $2,882              $7,441                 $8,751
Interest Expense                                956               1,403               3,031                  4,739
                                       -------------        ------------        ------------        ---------------
Net Interest Income                           1,550               1,479               4,410                  4,012
Provision for Loan Losses                        60                 118                 922                    222
                                       -------------        ------------        ------------        ---------------
Net Interest Income After
    Provision for Loan Losses                 1,490               1,361               3,488                  3,790
Other Income                                    481                 295               1,154                    818
Other Expenses                                1,332               1,252               4,045                  3,709
                                       -------------        ------------        ------------        ---------------
Income Before Income Taxes                      639                 404                 597                    899
Income Tax Expense                              219                 131                 146                    235
                                       -------------        ------------        ------------        ---------------
Net Income                                     $420                $273                $451                   $664
                                       =============        ============        ============        ===============

Earnings Per Share
   Basic                                      $0.40               $0.26               $0.43                  $0.64
   Diluted                                    $0.38               $0.25               $0.43                  $0.61

Weighted Average Shares
   Basic                                  1,044,926           1,042,154           1,043,842              1,041,131
                                       =============        ============        ============        ===============

Dividends Declared
Per Share                                     $0.05               $0.04               $0.20                  $0.12
                                       =============        ============        ============        ===============

                                             SEPT 30, 2002       JUNE 30, 2002       DEC 31, 2001
                                             -------------       -------------       ------------
Total Assets                                      $149,258            $150,869           $147,377
Cash and Other Investments                          12,041              12,675             10,656
Loans, Net                                         127,109             128,006            126,127
Deposits                                           121,418             123,489            117,724
Shareholders' Equity                                10,505              10,129             10,191
Book Value                                           10.05                9.69               9.77

FCBI Reports Third Quarter 2002
Page 3
October 8, 2002

                        First Community Bancshares, Inc.
                         Unaudited Financial Highlights
                      (In Thousands, except per share data)

                                                                     THREE MONTHS ENDED


                                                   Sept 30, 2002               June 30, 2002                March 31, 2002
Interest Income                                           $2,506                      $2,449                        $2,485
Interest Expense                                             956                       1,005                         1,069
                                                 ----------------           -----------------            ------------------
Net Interest Income                                        1,550                       1,444                         1,416
Provision for Loan Losses                                     60                         790                            71
                                                 ----------------           -----------------            ------------------
Net Interest Income After
    Provision for Loan Losses                              1,490                         654                         1,345
Other Income                                                 481                         340                           333
Other Expenses                                             1,332                       1,372                         1,342
                                                 ----------------           -----------------            ------------------
Income/(Loss) Before Income Taxes                            639                       (378)                           336
Income Tax Expense/(Benefit)                                 219                       (179)                           106
                                                 ----------------           -----------------            ------------------
Net Income/(Loss)                                      $     420                  $    (199)                    $      230
                                                 ================           =================            ==================


Earnings/(Loss) Per Share
Basic                                                      $0.40                     ($0.19)                         $0.22
Diluted                                                    $0.38                     ($0.19)                         $0.21

Weighted Average Shares
   Basic                                               1,044,926                   1,043,651                     1,042,926
                                                 ================           =================            ==================

Dividends Declared
Per Share                                                  $0.05                       $0.05                         $0.10
                                                 ================           =================            ==================